Moody National REIT II, Inc. - 8-K

EXHIBIT 1.1

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED DEALER MANAGER AGREEMENT

This Amendment No. 1 to the Amended and Restated Dealer Manager Agreement (this “Amendment”) is made and entered into as of March 20, 2017 by and among Moody Securities, LLC (the “Dealer Manager”), Moody National REIT II, Inc. (the “Company”), and Moody National Operating Partnership II, L.P. (the “Operating Partnership”). The Dealer Manager, the Company and the Operating Partnership are collectively referred to herein as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement (as defined below).

WITNESSETH

WHEREAS, the Parties previously entered into that certain Amended and Restated Dealer Manager Agreement, dated January 15, 2016 (the “Agreement”) pursuant to which the Dealer Manager agreed to sell Primary Shares at an initial purchase price per share of $25.00;

WHEREAS, on March 16, 2017, the Company’s Board of Directors determined an estimated value per share of $25.04 for shares of the Company’s common stock as of December 31, 2016 and resolved to update the purchase price per DRIP Share to $25.04 and Primary Share to $27.82 in connection with such determination;

WHEREAS, Section 6 of the Agreement contemplates that the purchase price per Primary Share sold by the Dealer Manager in the Offering will be updated by the Company’s board of directors from time to time; and

WHEREAS, in accordance with Section 13.3 of the Agreement, the Dealer Manager, the Company and the Operating Partnership desire to amend the Agreement to reflect the updated purchase price per Primary Share and DRIP Share.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and the mutual promises contained herein, the parties hereto agree as follows:

1.          Amendment to Agreement. The Parties hereby agree that, effective April 3, 2017, all purchase price references in the Agreement shall be amended to reflect a purchase price per Primary Share of $27.82 and a purchase price per DRIP Share of $25.04.

2.          Notice. The Dealer Manager hereby agrees to provide notice to the Participating Dealers of the amendments to the Agreement described herein promptly following the execution of this Amendment.

3.          Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

4.          Entire Agreement. This Amendment, together with the Agreement, represents the entire agreement related to the transactions contemplated hereby and thereby, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein.

5.          Governing Law. This Amendment will be interpreted and enforced in accordance with, and governed exclusively by, the laws of the State of Delaware, excluding the conflicts of law provisions thereof.

6.          Counterparts; Signature. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

MOODY NATIONAL REIT II, INC.

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Chief Executive Officer and President

MOODY NATIONAL OPERATING PARTNERSHIP II, L.P.

By:	Moody National REIT II, Inc. its General Partner

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Chief Executive Officer and President

MOODY SECURITIES, LLC

By:	/s/ Melinda G. LeGaye
Name: Melinda G. LeGaye
Title: President

[Signature Page to First Amendment to Amended and Restated Dealer Manager Agreement]